UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2010
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On April 9, 2010, New Frontier Energy, Inc. (the “Company”) dismissed Stark Winter Schenkein & Co., LLP (“Stark Winters”) as its independent registered public accounting firm.

In Stark Winter’s principal accountant’s report on the Company’s financial statements for each of the past two years, no adverse opinion or disclaimer of opinion was issued and no opinion of Stark Winters was modified as to audit scope or accounting principles. Stark Winter’s report on the Company’s financial statements for the fiscal year ended February 28, 2009, as reported in the registrant’s Form 10-K filed with the Securities and Exchange Commission on May 29, 2010 contained a paragraph concerning uncertainty as to the Company’s ability to continue as a going concern.

The change in auditor was recommended and approved by the Company’s Board of Directors.

During the Company’s two most recent fiscal years and subsequent interim periods preceding this change of independent auditors, the Company is not aware of any disagreements with Stark Winters on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Company’s two most recent fiscal years and subsequent interim periods preceding the dismissal of Stark Winters, the Company was not advised by Stark Winters of any of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Stark Winters a copy of this Form 8-K and has requested Stark Winters to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Form 8-K.

On April 9, 2010, the Company engaged Hein & Associates, LLP as its new independent registered public accounting firm. During the two most recent fiscal years and subsequent interim periods preceding the appointment of Hein & Associates, LLP, the Company has not consulted with Hein & Associates, LLP regarding any matter. The Company has provided Hein & Associates, LLP with a copy of this Form 8-K and an opportunity to clarify any past involvement. Hein & Associates, LLP had no further comments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: April 16, 2010	By:	/s/ Samyak Veera
Samyak Veera, Chairman of the Board